October 6, 2023

Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.)
300 - 900 West Hastings Street
Vancouver, BC  V6C 1E5
Canada

Dear Sirs/Mesdames:

Re: Re: Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.)

We are acting as counsel to Lithium Americas (Argentina) Corp. (formerly Lithium Americas Corp.), a British Columbia company (the "Company"), in the Province of British Columbia (the "Province") in connection with the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Amended Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issue of up to 14,400,737 common shares of the Company (the "Shares"), without par value, which may be issued by the Company pursuant to the Lithium Americas (Argentina) Corp. Second Amended and Restated Equity Incentive Plan (the "Plan").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i) the Amended Registration Statement;

(ii) for the Company, its Certificate of Incorporation, Certificates of Name Change, Notice of Articles and Articles (collectively herein referred to as the "Constating Documents");

(iii) the minutes of meetings of the board of directors of the Company (the "Board") held on May 15, 2023, resolutions in writing of the Board dated October 3, 2023 and the minutes of the annual general and special meeting of the Company held on July 31, 2023 (collectively, the "Company Resolutions") relating to, amongst other matters, the approval of the Plan and the Amended Registration Statement;

(iv) the Plan; and

(v) an officer's certificate of the Company (the "Officer Certificate"), as to certain factual matters affecting the Company, and certifying copies of the Constating Documents and the Company Resolutions, as applicable.

October 6, 2023

We have examined such records and proceedings of the Company, the originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and officers or directors of the Company and such other documents, and have considered such questions of law and made such other investigations, as we have deemed relevant or necessary as a basis for the opinion hereinafter expressed.

In rendering the opinions expressed herein we have assumed:

(a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

(b) the identity and capacity of all individuals acting or purporting to act as public officials;

(c) that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence; and

(d) that the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company will take all necessary corporate action to approve the issuance of the Shares (each, a "Board Action") and such action will be consistent with the procedures and terms described in the Amended Registration Statement and in accordance with the Constating Documents and the applicable laws of the Province.

The opinion hereinafter expressed relates only to the laws of the Province and the federal laws of Canada applicable therein and is based upon legislation in effect on the date hereof.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, (1) when the Board (or a duly authorized committee thereof) has taken all necessary Board Action to authorize and approve the issuance of the Shares and (2) upon issuance and delivery in accordance with the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement and to the use of our name where it appears in the Amended Registration Statement.

Yours truly,

/s/ "Cassels Brock & Blackwell LLP"